Exhibit 10.16

SEPARATION AGREEMENT AND GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (this “Release”) is made as of January 8, 2016 (the “Execution Date”) by and between Gary Stuart, an individual (“Executive”), and Change Healthcare Operations, LLC (formerly known as Emdeon Business Services LLC, a Delaware limited liability company (“Change Healthcare”). In consideration of the payments and benefits described in Section 2 below being provided to Executive, the sufficiency of which is acknowledged hereby, Executive and Change Healthcare agree as follows:

1. Termination Date. Executive and Change Healthcare agree that Executive’s employment will terminate on March 31, 2016 or such earlier date as determined by Change Healthcare (the “Termination Date”). During the period through the Termination Date, Executive will be compensated in accordance with Change Healthcare’s regular payroll processes up to and including the Termination Date and will complete certain tasks and transition his responsibilities as determined by management, including without limitation, work to transition customer relationships (including required travel) and sales team, as well as transition plan completed for day to day work and be in compliance with Change Healthcare’s policies and procedures. Executive hereby resigns from all positions as an officer or director with Change Healthcare and its affiliates as of the Termination Date. Executive agrees that Executive shall not represent Executive as being an employee, officer, agent or representative of the Change Healthcare and its Affiliates after the Termination Date.

2. Cash Severance; Reimbursements. Subject to the revocation period referred to in Section 9(c) below having expired without the Executive having revoked this Release and subject to Executive’s execution of the release attached as Exhibit A following the Termination Date (the “Termination Date Release”) and the revocation period set forth therein expiring without a revocation of the Termination Date Release, and in consideration of Executive’s general release of claims, and Executive’s other promises set forth herein, Change Healthcare shall pay to Executive the following severance compensation:

(a) $450,000, payable in equal installments over 15 months in accordance with Change Healthcare’s regular payroll dates;

(b) payment of Executive’s Annual Bonus in respect of the 2015 year based on actual performance, payable when annual bonuses generally are paid to Change Healthcare’s senior executives;

(c) a lump sum cash payment representing that portion of the health insurance premium that Change Healthcare would have paid for active employees with similar coverage for twelve months; and

(d) Change Healthcare shall reimburse Executive for reasonable business expenses incurred prior to the Termination Date and submitted for reimbursement within 30 days following the Termination Date and otherwise in compliance with Change Healthcare’s reimbursement policies.

3. Stock Options. (a) Executive acknowledges that Executive holds 550 options (collectively, the “Rollover Options”) with an exercise price per share of $250 to purchase shares of common stock of Change Healthcare, Inc. (formerly known as Beagle Parent Corp.) (“Parent”) that Executive received pursuant to the Option Rollover Agreement (the “Option Rollover Agreement”) dated as of November 2, 2011 between Parent and Executive. The Rollover Options shall remain outstanding and exercisable in accordance with their terms.

(b) Executive acknowledges that Executive holds the following outstanding options (collectively, the “Options”) to purchase shares of common stock of Parent that Executive received pursuant to the Nonqualified Stock Option Agreement (the “Option Agreement”) under the Change Healthcare, Inc. Amended and Restated 2009 Equity Incentive Plan (as amended from time to time, the “Plan”):

(i)	2,367.5 time-vesting options with an exercise price of $1,000 per share (the “Tier I Options”), of which 2,089 will be vested as of March 31, 2016 (the “Vested Tier I Options”);

(ii)	1,500 time-vesting options with an exercise price of $2,500 per share (the “Tier II Options”), of which 1,323 will be vested as of March 31, 2016 (the “Vested Tier II Options”);

(iii)	1,183.75 options with an exercise price of $1,000 per share, which vest upon the satisfaction of the 2x MOIC Hurdle or 20% IRR Hurdle (each as defined in the Option Agreement) (the “2.0 MOIC Options”), of which none are currently vested;

(iv)	1,183.75 options with an exercise price of $1,000 per share, which vest upon the satisfaction of the 2.5x MOIC Hurdle or 25% IRR Hurdle (the “2.5 MOIC Options”, and together with the 2.0 MOIC Options, the “MOIC Options”), of which none are currently vested.

(c) Executive and Change Healthcare (on behalf of Parent) acknowledge and agree that (i) Vested Tier I Options will remain outstanding until fourteen months after the Termination Date (rather than expiring pursuant to original terms in connection with Executive’s termination of employment); (ii) Vested Tier II Options will remain outstanding until twelve months after the Termination Date (rather than expiring pursuant to original terms in connection with Executive’s termination of employment); (iii) all other Tier I Options and Tier II Options shall be forfeited by Executive and cancelled without consideration as of the Termination Date; (iv) 1,044 2.0 MOIC Options will remain outstanding and eligible to vest upon the satisfaction of the 2.0x MOIC Hurdle or 20% IRR Hurdle at any time prior to the first anniversary of the Termination Date (rather than expiring in connection with Executive’s termination of employment), while the other 139.75 2.0 MOIC Options shall expire on the Termination Date; and (v) 1,044 2.5 MOIC Options will remain outstanding and eligible to vest upon the satisfaction of the 2.5x MOIC Hurdle or 25% IRR Hurdle at any time prior to the first anniversary of the Termination Date (rather than expiring in connection with Executive’s termination of employment), while the other 139.75 2.5 MOIC Options shall expire on the Termination Date.

4. Company Property. On or as promptly as practicable after the Termination Date, Executive shall return to Change Healthcare Executive’s corporate credit cards, electronic building access cards, keys and all other property of Change Healthcare. Executive shall not take, retain, or copy in any form or manner any Change Healthcare files, financial information, lists of customers, prices, or any other confidential and proprietary materials or information of Change Healthcare or any of its subsidiaries or affiliates.

5. No Admission. Neither this Release nor anything in this Release shall be construed to be or shall be admissible in any proceeding as evidence of an admission by Change Healthcare or Executive of any violation of Change Healthcare’s policies or procedures, or state or federal laws or regulations. This Release may be introduced, however, in any proceeding to enforce the Release. Such introduction shall be pursuant to an order protecting its confidentiality, except insofar as a court declines to enter any such Order.

6. Release. Except for (a) those obligations created by or arising out of this Release, (b) any rights Executive may have under the agreements related to Executive’s Options (after giving effect to Section 3), and any retirement, 401(k), or similar qualified benefit plans of Change Healthcare, (c) any rights Executive may have under that certain Tax Receivable Agreement dated August 17, 2009, by and between Change Healthcare Holdings, Inc. (formerly known as Emdeon Inc.) and Executive, as amended, and (d) any continuing right to indemnification as provided by (i) any indemnification agreements entered into by and between Executive and Parent or any of its subsidiaries (collectively, the “Indemnification Agreements”), (ii) any applicable law or (iii) in Change Healthcare’s bylaws and articles of incorporation in connection with acts, suits or proceedings by reason of the fact that Executive was an officer or employee of Change Healthcare where the basis of the claims against Executive consists of acts or omissions taken or made in such capacity, Executive on behalf of Executive, Executive’s descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges Change Healthcare, and its predecessors, subsidiaries and affiliates, past and present, and each of them, as well as its and their respective trustees, directors, officers, agents, attorneys, insurers, employees, stockholders (including any direct or indirect stockholder that beneficially owns more than 10% of the capital stock of Change Healthcare), representatives, assigns, and successors, past and present, and each of them, hereinafter together and collectively (including Change Healthcare) referred to as the “Change Healthcare Releasees”, with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which Executive now owns or holds or Executive has at any time heretofore owned or held as against the Change Healthcare Releasees, up to and including the date of Executive’s execution of this Release, arising out of or in any way connected with Executive’s employment relationship with any Change Healthcare Releasee, or the termination of Executive’s employment with the Change Healthcare Releasees or any other transactions, occurrences, actions, omissions, claims, losses, damages or injuries whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of any Change Healthcare Releasee committed or omitted prior to the date of this Release, including, without limiting the generality of the foregoing, any claim under any federal, state or local law or regulation, including Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Fair Employment Practices Act, the Equal Pay Laws, the Workers’ Compensation Act, , the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, the Employee Retirement Income Security Act of 1974, the Tennessee Human Rights Act, the Tennessee Disability Act, the Tennessee Whistleblower’s Act, the Tennessee Wage Regulation Act, the state and federal Worker Adjustment and Retraining Notification Act, or any common law or statutory claim whatsoever whether for fraud, wrongful termination, violation of public policy or defamation or otherwise, except as expressly set forth herein, any claim for compensation, severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers’ compensation or disability benefits. Executive represents and warrants that Executive has not sold, assigned, transferred, conveyed or otherwise disposed of to any third party, by operation of law, or otherwise, any covenant, guarantee, controversy, judgment, damage, claim, counterclaim, liability or demand of any nature whatsoever covered and released by this Agreement.

7. Release of Unknown Claims. It is the intention of Executive in executing this Release that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. Executive acknowledges that Executive may hereafter discover claims or facts in addition to or different from those which Executive now knows or believes to exist with respect to the subject matter of this Release and which, if known or suspected at the time of executing this Release, may have materially affected this settlement. Nevertheless, Executive hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Executive acknowledges that Executive understands the significance and consequence of such release.

8. Confidential. The terms and conditions of this Release shall remain confidential as between the parties and professional advisers to the parties and neither of them shall disclose them to any other person, except as provided herein or as required by the rules and regulations of the Securities and Exchange Commission (“SEC”) or as otherwise may be required by law or court order. Executive may disclose pertinent information concerning this Release to Executive’s attorney, tax advisor, financial planner, current spouse and adult children, provided they have been previously informed of and have agreed to keep confidential the terms of this Release. Without limiting the generality of the foregoing, neither Change Healthcare nor Executive will respond to or in any way participate in or contribute to any public discussion concerning, or in any way relating to, the execution of this Release or the events which led to its execution. Except as provided above with respect to SEC rules and regulations or as otherwise may be required by law or court order, if inquiry is made of Change Healthcare concerning any request for reference information about Executive, or relating to Executive’s employment with Change Healthcare, Change Healthcare shall provide to third parties Executive’s dates of employment with Change Healthcare and its predecessors and Executive’s job titles during such employment, in accordance with the normal practices of Change Healthcare’s human resources department.

9. Waiver; Effective Date. Executive expressly acknowledges and agrees that, by entering into this Release, Executive is waiving any and all rights or claims that may have arisen under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Release. Executive further expressly acknowledges that:

(a) Executive is hereby advised in writing by this Release to consult with an attorney before signing this Release;

(b) Executive was given a copy of this Release on January 6, 2016, and informed that Executive has 21 calendar days from that date to consider this Release, although Executive is free to execute this Release any time prior to that date as indicated in Section 18 below; and

(c) Executive was informed that Executive has seven days following the date of Executive’s execution of this Release in which to revoke this Release, which revocation may be effected by means of a written notice actually delivered to the office of the General Counsel of Change Healthcare at Change Healthcare’s corporate headquarters within such seven day period, provided that in all events any revocation must be received by Change Healthcare during the seven-day revocation period.

(d) Change Healthcare and Executive agree that this Release will not become effective or enforceable until the seven-day revocation period has expired without Executive’s having revoked this Release (the “Effective Date”), and no obligations upon Change Healthcare set forth in this Release shall be operative or binding upon it until the Effective Date. Moreover, without limiting the generality of the foregoing, if this Release is revoked, all unvested Options shall immediately be forfeited and canceled with no further action required by any party.

10. Employment Relationship. Change Healthcare and Executive acknowledge that any employment relationship between them (including with any other Change Healthcare Releasee) shall terminate on the Termination Date, that thereafter they have no further employment relationship except as may arise out of this Release and that Executive waives any right or claim to reinstatement as an employee of any Change Healthcare Releasee and will not seek employment in the future with Change Healthcare, unless by mutual consent. Nothing herein shall be construed as voiding Executive’s entitlement to post-termination payments pursuant to Sections 2 and 3 above or Change Healthcare’s (or any of its affiliates as the case may be) rights pursuant to Section 4 of the Employment Agreement. Executive agrees that, following the termination of Executive’s employment with Change Healthcare, (a) Executive will cooperate with any reasonable request Change Healthcare may make for information or assistance with respect to any matter involving Executive during Executive’s period of employment, including reasonable cooperation with Change Healthcare with respect to any pending or future proceedings, lawsuits, or investigations concerning Change Healthcare and/or its affiliates; provided that Change Healthcare will reimburse Executive for any reasonable out of pocket expenses incurred as a result of such cooperation, as long as such expenses are supported with receipts or other acceptable documentation in accordance with Change Healthcare’s corporate travel and expense policies; and (b) Executive will not at any time, directly or indirectly, disparage or make any untruthful statements about Change Healthcare or any Change Healthcare Releasee or take any action with the intention of injuring the business, prospects or reputation of Change Healthcare or any Change Healthcare Releasee, provided, however, that nothing contained herein shall restrict in any way Executive’s communications with law enforcement or government officials, or in Executive giving of any testimony. Change Healthcare, on behalf of itself and the Change Healthcare Releasees, agrees that it will instruct its officers and directors not to disparage or make any untruthful statements about Executive.

11. Entire Agreement. This Release shall be incorporated into and made a part of the Employment Agreement, the Indemnification Agreements, and legal documentation related to the Rollover Options and Options (the “Option Documents”) as of the date hereof. This Release, together with the Employment Agreement and the Option Documents, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior and contemporaneous oral and written discussions, agreements and understandings of any kind or nature. This Release shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

12. Severability. If any provision of this Release or the application thereof is held invalid, the invalidity shall not affect the other provisions or applications of this Release which can be given effect without the invalid provisions or applications and to this end the provisions of this Release are declared to be severable.

13. Governing Law. This Release and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Tennessee without regard to principles of conflict of laws.

14. Counterparts. This Release may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

15. No Waiver. No waiver of any breach of any term or provision of this Release shall be construed to be, or shall be, a waiver of any other breach of this Release. No waiver shall be binding unless in writing and signed by the party waiving the breach.

16. Reliance on Counsel. In entering this Release, Executive represents that Change Healthcare advised Executive to consult legal counsel and that Executive had the opportunity to seek the advice of Executive’s legal counsel of Executive’s own choice, and that Executive has read the Release and had the opportunity to have the Release explained to Executive by legal counsel, and that those terms are fully understood and voluntarily accepted by Executive.

17. Cooperation. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the terms and intent of this Release and which are not inconsistent with its terms.

18. Declaration. Executive hereby declares as follows:

I, Gary Stuart, hereby acknowledge that I was given 21 calendar days to consider the foregoing Release and voluntarily chose to sign the Release prior to that date.

I have read the foregoing Release and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Release this 8th day of January, 2016.

/s/ Gary Stuart
Name:	Gary Stuart

CHANGE HEALTHCARE OPERATIONS, LLC

By:	/s/ Gregory T. Stevens

EXHIBIT A - TERMINATION DATE RELEASE

This Termination Date Release, dated as of _______________ __, 2016, (this “Termination Date Release”), is entered into by and between Gary Stuart, an individual (“Executive”), and Change Healthcare Operations, LLC (formerly known as Emdeon Business Services LLC), a Delaware limited liability company (“Change Healthcare”).

WHEREAS, Executive until recently has been employed with Change Healthcare;

WHEREAS, on or about January __, 2016, Executive and Change Healthcare entered into a Separation Agreement and Release pursuant to which Executive released all claims which he may have against the Change Healthcare Releasees (as that term is defined below) up to and including January __, 2016;

WHEREAS, Executive’s employment with Change Healthcare has terminated effective ___________________, 2016 (the “Termination Date”); and

WHEREAS, the parties have agreed to enter into this Termination Date Release with respect to any claims which Executive may have against the Change Healthcare Releasees for the period from January __, 2016 and the Termination Date.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Termination Date Release and other good and valuable consideration, Executive and Change Healthcare hereby agree as follows:

1. Release. Except for (a) those obligations created by or arising out of the Separation Agreement and Release, effective as of January __, 2016 by and between Executive and Change Healthcare (the “Release”), (b) any rights Executive may have under the agreements related to Executive’s Options (after giving effect to Section 3 of the Release), and any retirement, 401(k), or similar qualified benefit plans of Change Healthcare, (c) any rights Executive may have under that certain Tax Receivable Agreement dated August 17, 2009, by and between Change Healthcare Holdings, Inc. (formerly known as Emdeon Inc.) and Executive, as amended, and (d) any continuing right to indemnification as provided by (i) any indemnification agreements entered into by and between Executive and Parent or any of its subsidiaries (collectively, the “Indemnification Agreements”), (ii) any applicable law or (iii) in Change Healthcare’s bylaws and articles of incorporation in connection with acts, suits or proceedings by reason of the fact that Executive was an officer or employee of Change Healthcare where the basis of the claims against Executive consists of acts or omissions taken or made in such capacity, Executive on behalf of Executive, Executive’s descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges Change Healthcare, and its predecessors, subsidiaries and affiliates, past and present, and each of them, as well as its and their respective trustees, directors, officers, agents, attorneys, insurers, employees, stockholders (including any direct or indirect stockholder that beneficially owns more than 10% of the capital stock of Change Healthcare), representatives, assigns, and successors, past and present, and each of them, hereinafter together and collectively (including Change Healthcare) referred to as the “Change Healthcare Releasees”, with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which Executive now owns or holds or Executive has at any time heretofore owned or held as against the Change Healthcare Releasees, up to and including the date of Executive’s execution of this Release, arising out of or in any way connected with Executive’s employment relationship with any Change Healthcare Releasee, or the termination of Executive’s employment with the Change Healthcare Releasees or any other transactions, occurrences, actions, omissions, claims, losses, damages or injuries whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of any Change Healthcare Releasee committed or omitted prior to the date of this Release, including, without limiting the generality of the foregoing, any claim under any federal, state or local law or regulation, including Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Fair Employment Practices Act, the Equal Pay Laws, the Workers’ Compensation Act, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, the Employee Retirement Income Security Act of 1974, the Tennessee Human Rights Act, the Tennessee Disability Act, the Tennessee Whistleblower’s Act, the Tennessee Wage Regulation Act, the state and federal Worker Adjustment and Retraining Notification Act, or any common law or statutory claim whatsoever whether for fraud, wrongful termination, violation of public policy or defamation or otherwise, except as expressly set forth herein, any claim for compensation, severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers’ compensation or disability benefits. Executive represents and warrants that Executive has not sold, assigned, transferred, conveyed or otherwise disposed of to any third party, by operation of law, or otherwise, any covenant, guarantee, controversy, judgment, damage, claim, counterclaim, liability or demand of any nature whatsoever covered and released by this Agreement.

2. Release of Unknown Claims. It is the intention of Executive in executing this Termination Date Release that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. Executive acknowledges that Executive may hereafter discover claims or facts in addition to or different from those which Executive now knows or believes to exist with respect to the subject matter of this Release and which, if known or suspected at the time of executing this Termination Date Release, may have materially affected this settlement. Nevertheless, Executive hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Executive acknowledges that Executive understands the significance and consequence of such release.

3. Waiver; Effective Date. Executive expressly acknowledges and agrees that, by entering into this Termination Date Release, Executive is waiving any and all rights or claims that may have arisen under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Release. Executive further expressly acknowledges that:

(a) Executive is hereby advised in writing by this Termination Date Release to consult with an attorney before signing this Termination Date Release;

(b) Executive was given a copy of this Termination Date Release on ____________ __, 2016, and informed that Executive has 21 calendar days from that date to consider this Release, although Executive is free to execute this Termination Date Release any time prior to that date as indicated in Section 5 below; and

(c) Executive was informed that Executive has seven days following the date of Executive’s execution of this Termination Date Release in which to revoke this Termination Date Release, which revocation may be effected by means of a written notice actually delivered to the office of the General Counsel of Change Healthcare at Change Healthcare’s corporate headquarters within such seven day period, provided that in all events any revocation must be received by Change Healthcare during the seven-day revocation period.

(d) Change Healthcare and Executive agree that this Termination Date Release will not become effective or enforceable until the seven-day revocation period has expired without Executive’s having revoked this Release (the “Effective Date”), and no obligations upon Change Healthcare set forth in this Release shall be operative or binding upon it until the Effective Date. Moreover, without limiting the generality of the foregoing, if this Termination Date Release is revoked, all unvested Options shall immediately be forfeited and canceled with no further action required by any party.

4. Governing Law. This Termination Date Release and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Tennessee without regard to principles of conflict of laws.

5. Declaration. Executive hereby declares as follows:

I, Gary Stuart, hereby acknowledge that I was given 21 calendar days to consider the foregoing Termination Date Release and voluntarily chose to sign the Termination Date Release prior to that date.

I have read the foregoing Termination Date Release and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Termination Date Release this ___ day of __________________, 2016.

Name:	Gary Stuart

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